Exhibit 10.2
BELL MICROPRODUCTS FUNDING CORPORATION
1941 Ringwood Avenue, Suite A
San Jose, California 95131
September 29, 2008
Wachovia Bank, National Association
171 17th Street, NW
4th Floor, Mail Code GA4524
Atlanta, Georgia 30363
Attention: Michael Landry
Variable Funding Capital Company LLC
c/o Wachovia Capital Markets, LLC
301 South College Street, TW-10
Charlotte, North Carolina 28288
Attention: Douglas R. Wilson
General Electric Capital Corporation
401 Merritt Seven
Norwalk, Connecticut 06851
Attention: Trade AR Securitization Portfolio Manager
Wachovia Capital Finance Corporation (Western)
251 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Guy Whitaker

Re:	Termination of that certain Second Amended and Restated Credit and Security Agreement, dated as of May 14, 2007 (as amended, supplemented or otherwise modified, the “Credit and Security Agreement”), among Bell Microproducts Funding Corporation, as borrower (the “Borrower”), Bell Microproducts Inc., as servicer (the “Servicer”), Variable Funding Capital Company LLC (“VFCC”), Wachovia Bank, National Association (“Wachovia”), as a “Liquidity Bank”, as a “Lender Group Agent” and as “Agent” for the “Lenders”, and General Electric Capital Corporation (“GECC”), as a “Conduit”, as a “Lender Group Agent” and as a “Liquidity Bank”.
Ladies and Gentlemen:
     Reference is made to the Credit and Security Agreement described above, and capitalized terms used but not otherwise defined in this letter agreement (this “Agreement”) have the respective meanings set forth in the Credit and Security Agreement. VFCC, Wachovia and GECC, in all of their respective capacities under the Credit and Security Agreement, are herein collectively referred to as the “Lender Parties”. The Borrower has informed the Lender Parties, and the Borrower hereby confirms, that the Borrower intends to (i) pay all outstanding indebtedness owing to the Lender Parties and reduce the Aggregate Principal, all accrued and unpaid interest on the Advances and all fees under the Fee Letters to zero ($0) pursuant to Section 1.3 of the Credit and Security Agreement, (ii) terminate the credit facility provided by the Lender Parties to the Borrower pursuant to the Credit and Security Agreement and the other Transaction Documents and reduce the Aggregate Commitment to zero ($0) pursuant to Section 1.1(b) of the Credit and Security Agreement and (iii) satisfy and discharge all other obligations of the Borrower to the Lender Parties under the Credit and Security Agreement and the other Transaction Documents, all of which are scheduled to occur on the date hereof (the “Scheduled Payment Date”).
     The aggregate amount due to VFCC and Wachovia under the Transaction Documents (including, without limitation, the aggregate unpaid fees, expenses and costs and all other obligations payable thereunder), if paid in immediately available funds by 5:00 p.m. (New York time) on the Scheduled Payment Date, will be $40,620,885.33 (such amount, the “VFCC Payoff Amount”). Not later than 5:00 p.m. (New York time) on the Scheduled Payment Date, the Borrower shall pay the VFCC Payoff Amount to Wachovia (for the account of VFCC and Wachovia) by wire transfer of immediately available funds to the following account:

Bank Name:	Wachovia Bank, N.A.
City, State:	Charlotte, NC
Routing No:	053000219
Account Name:	CP Liability Account
Account No:	2000002391825
Reference:	Bell Microproducts Funding Corporation
     The aggregate amount due to GECC under the Transaction Documents (including, without limitation, the aggregate unpaid fees, expenses and costs and all other obligations payable thereunder), if paid in immediately available funds by 5:00 p.m. (New York time) on the Scheduled Payment Date, will be $29,006,967.19 (such amount, the “GECC Payoff Amount” and, together with the VFCC Payoff Amount, the “Total Payoff Amount”). Not later than 5:00 p.m. (New York time) on the Scheduled Payment Date, the Borrower shall pay the GECC Payoff Amount to GECC by wire transfer of immediately available funds to the following account:

Account Name:	GECC CFS CIF Collection Account
Account No:	50279513
ABA:	021-001-033
Bank:	Deutsche Bank Trust Company Americas
Reference:	Bell Microproducts Funding CFN 9404
Contact Name:	Dan Newsome
Contact Phone No:	203-229-5732
     Notwithstanding anything herein to the contrary, if the Borrower has not paid the Total Payoff Amount by 5:00 p.m. (New York time) on the Scheduled Payment Date in accordance with the foregoing paragraphs, this Agreement shall automatically and immediately terminate (without any further action by any Person) and shall have no further force or effect.

     In consideration of the payment in full of, and effective upon (but not before) receipt by Wachovia of the VFCC Payoff Amount and receipt by GECC of the GECC Payoff Amount, in each case, on the Scheduled Payment Date, each of the Lender Parties, the Borrower and the Servicer hereby:
     (i) acknowledges and agrees that payment of the Total Payoff Amount on the Scheduled Payment Date will constitute satisfaction in full of all of the Borrower’s obligations to the Lender Parties under the Transaction Documents (except for indemnification and other obligations which by their terms expressly survive termination of the Transaction Documents); and
     (ii) agrees that:
     (a) (1) all outstanding obligations of the Borrower and the Servicer under the Transaction Documents and all documents executed and/or delivered in connection therewith shall be released, discharged and satisfied, (2) the Transaction Documents shall (without any further action by any party thereto or any other Person) be terminated and released and be of no further force or effect, (3) all commitments and obligations of the Lender Parties with respect to the Transaction Documents shall be terminated, (4) neither the Borrower nor the Servicer will have any further liabilities or obligations under the Transaction Documents except to the extent that by their terms they survive the termination of the Transaction Documents; provided, however, that, notwithstanding anything to the contrary herein, Article X and Sections 14.5 and 14.6 of the Credit and Security Agreement (and the Borrower’s and the Servicer’s obligations under each such Section) shall survive the execution and delivery of this Agreement, the payment of the Total Payoff Amount and the termination of the Transaction Documents, and (5) on the Scheduled Payment Date, the Facility Termination Date shall be deemed to have occurred and the Aggregate Commitment (and the Commitments of each Liquidity Bank and each Committed Conduit) shall be reduced to zero notwithstanding any otherwise applicable notice requirements under the Transaction Documents;
     (b) all security interests, liens or other rights which any Lender Party may have on or in any assets of the Borrower (including, without limitation, the Collateral) under the Transaction Documents or otherwise securing the obligations described in clause (a) above shall be terminated, released and shall be of no further force and effect; and
     (c) each Lender Party will and does hereby, at the sole expense of the Borrower, authorize the filing of UCC termination statements and/or amendments related to UCC-1 financing statements filed solely in connection with and pursuant to the Transaction Documents and, to the extent reasonably necessary, shall execute, authorize and deliver, any applicable UCC termination statements covering all UCC financing statements filed solely in connection with and pursuant to the Transaction Documents, and all other appropriate documents reasonably deemed necessary by the Borrower to terminate and release the security interests, liens and other rights on or in the collateral under the Transaction Documents.

     Notwithstanding anything in this Agreement to the contrary, if all or any portion of the VFCC Payoff Amount or the GECC Payoff Amount is rescinded or must otherwise be returned for any reason under any state or federal bankruptcy or other law, then all obligations of the Borrower and the Servicer under the Transaction Documents in respect of the amount so rescinded or returned shall be automatically and immediately revived (without any further action or consent by any of the parties hereto or any other Person) and shall continue in full force and effect as if such amounts had not been paid, and this Agreement shall in no way impair the claims of any such Persons with respect to such revived obligations.
     To the extent that any consent of any party hereto is required under any other agreement to which it is a party for any of the terminations or releases to be effected hereby (collectively, the “Transactions”), such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such Transactions set forth in any agreement to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Agreement).
     Each of the Borrower and the Servicer hereby fully and forever waives, releases, extinguishes and forever discharges each Lender Party and its affiliates, subsidiaries, officers, directors, attorneys, agents and employees (collectively, the “Released Parties”) from any and all claims, actions, complaints, causes of action, debts, costs and expenses (including attorneys’ fees), demands on suits, at law or in equity or in bankruptcy or otherwise, known or unknown, present or future, fixed or contingent, which the Borrower or the Servicer may have or claim to have against the Released Parties arising out of or relating to the Transaction Documents or the transactions contemplated thereby (excluding any express obligations of the Lender Parties under this Agreement).
     Notwithstanding anything herein to the contrary, the Borrower and the Servicer hereby agree to pay, promptly upon request therefor, the fees and expenses of Mayer Brown, LLP, as counsel to VFCC and Wachovia, and the fees and expenses of Sidley Austin LLP, as counsel to GECC, in each case, incurred in connection with this Agreement and the Transaction Documents.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
     This Agreement may be executed in counterparts and by separate parties hereto on separate counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.
[Signature pages follow.]

Very truly yours, BELL MICROPRODUCTS FUNDING CORPORATION, as Borrower
By:	/s/ Karl Steffen
	Name:	Karl Steffen
	Title:	Vice President & CFO

BELL MICROPRODUCTS INC., as Servicer
By:	/s/ Andrew S. Hughes
	Name:	Andrew S. Hughes
	Title:	Vice President, General Counsel

S-1

Acknowledged and agreed to by: VARIABLE FUNDING CAPITAL COMPANY LLC, as a Conduit
By:	Wachovia Capital Markets, LLC,
as Attorney-In-Fact

By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Liquidity Bank, as Lender Group Agent for the Lender Group of which VFCC is a member and as Agent
By:	/s/ Michael J. Landry
	Name:	Michael J. Landry
	Title:	Vice President

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GENERAL ELECTRIC CAPITAL CORPORATION, as a Conduit, as a Liquidity Bank and as Lender Group Agent for the Lender Group of which GECC is a member
By:	/s/ David C. Johnson
	Name:	David C. Johnson
	Title:	Duly Authorized Signatory

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